Vertex Energy, Inc. 8-K

Exhibit 99.2

First Quarter 2024 Results Summary Presentation May 2024

DISCLAIMER Forward - looking statements 2 Forward - Looking Statements Certain of the matters discussed in this presentation which are not statements of historical fact constitute forward - looking sta tements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that invol ve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar me aning are intended to identify forward - looking statements but are not the exclusive means of identifying these statements. Any s tatements made in this presentation other than those of historical fact, about an action, event or development, are forward - looking statements. The important factors that may cause actual results and outcomes to differ material ly from those contained in such forward - looking statements include, without limitation; statements concerning: the Company’s pro jected Outlook for the second quarter of 2024, the costs associated with, and outcome of the Company’s plans to optimize conventional fuel and renewal diesel production moving forward, as discussed above; the Compa ny’ s engagement of BofA Securities, Inc., as previously disclosed; the review and evaluation of potential joint ventures, divestitures, acquisitions, m ergers, business combinations, or other strategic transactions, the outcome of such review, and the impact on any such transactions, or the review thereof and their impact on shareholder value; the pro ces s by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; th e outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile, Alabama Refinery (the “Mobile Refinery”); anticipated and unforeseen events which could reduce futur e p roduction at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, p rod uction rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Company’s feedstock blends by of fic ials in the state of California; the ability of the Company to obtain low carbon fuel standard (LCFS) credits , and the amoun ts thereof; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms o f s uch funding, including dilution caused thereby; the timing of capital projects at the Company’s refinery located in Mobile, A lab ama (the “Mobile Refinery”) and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel and conventional production and the breakdown between the two; estim ate d and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expen ses , over the course of the agreement with Idemitsu Kosan (“ Idemitsu ”); anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; c han ges in commodity and credits values; certain early termination rights associated with third party agreements and conditions p rec edent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and t o pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’ s i ndustry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or fa ilure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Com pan y’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain an d r etain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil a nd gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil a nd gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation and potential recessions; the Company’s ability to mai ntain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules a nd regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Stand ard (“RFS”)) under renewable and low - carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of su ch required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws an d r egulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; ri sk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and i ts partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; th e Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in gl obal demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’ s l evel of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, a nd expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and pe rfo rmance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; ris ks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - look ing statements included in this communication are described in the Company’s publicly filed reports, including, but not limit ed to, the Company’s Annual Report on Form 10 - K for the year ended December 31, 2023, and the Company’s Quarterly Report on Form 10 - Q for the quarter ended March 31, 2024, and future Annual Reports on Form 10 - K and Quarter ly Reports on Form 10 - Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important f actors is not complete. All subsequent written and oral forward - looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the ca uti onary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’ s f uture results. The forward - looking statements included in this presentation are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you sh ould not place undue reliance on these forward - looking statements. Finally, Vertex undertakes no obligation to update these stat ements after the date of this presentation, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward - lookin g statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking s tatements. Date of Information in Presentation All information in this presentation is as of May 9, 2024 (unless otherwise stated). The Company undertakes no duty to update an y forward - looking statement to conform the statement to actual results or changes in the Company’s expectations. Industry Information In this presentation, we may rely on and refer to information regarding the refining, re - refining, used oil and oil and gas indu stries in general from market research reports, analyst reports and other publicly available information. Although we believe th at this information is reliable, we have not commissioned any of such information, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it. Projections The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believe d t o be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on e con omic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial resul ts set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strat egy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic condit ion s; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigatio n, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize . The Projections also assume the continued uptime of the Company’s faci li ties at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon fut ure business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specific it y and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and con tin gencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessar ily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over ti me. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial inf ormation contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

DISCLAIMER

Non-GAAP Financial Measures

Non-GAAP Financial Measures and Key Performance Measures

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this presentation we also present certain non-U.S. GAAP financial measures and key performance indicators. Non-U.S. GAAP financial measures include Adjusted EBITDA, Net Long-Term Debt and Net Leverage for the Company (collectively, the "Non-U.S. GAAP Financial Measures"). Key performance indicators include Fuel Gross Margin, Fuel Gross Margin Per Barrel, Operating Expenses Per Barrel of Throughput, Renewable Gross Margin and Renewable Gross Margin Per Barrel (collectively, the "KPIs"). EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents EBITDA plus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs) , and inventory adjustments, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, less cash and cash equivalents and restricted cash. Net Leverage is defined as Long-Term Debt divided by Adjusted EBITDA for the trailing 12 months. Fuel Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities, plus production costs, depreciation attributable to cost of revenues and certain other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. Renewable Fuel Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Renewable Fuel Gross Margin Per Barrel is Renewable Gross Margin divided by total renewable throughput barrels for the period presented.

The (a) Non-U.S. GAAP Financial Measures, which are "non-U.S. GAAP financial measures", and (b) the KPIs, are presented as supplemental measures of the Company's performance. They are not presented in accordance with U.S. GAAP. We use the Non-U.S. GAAP Financial Measures and KPIs as supplements to U.S. GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-U.S. GAAP Financial Measures and KPIs are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Non-U.S. GAAP financial information and KPIs similar to the Non-U.S. GAAP Financial Measures and KPIs are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The Non-U.S. GAAP Financial Measures and KPIs are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are: the Non-U.S. GAAP Financial Measures and KPIs do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures and KPIs do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures and KPIs do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-U.S. GAAP Financial Measures and KPIs do not reflect any cash requirements for such replacements; the Non-U.S. GAAP Financial Measures and KPIs represent only a portion of our total operating results; and other companies in this industry may calculate the Non-U.S. GAAP Financial Measures and KPIs differently than we do, limiting their usefulness as a comparative measure. You should not consider the Non-U.S. GAAP Financial Measures and KPIs in isolation, or as substitutes for analysis of the Company's results as reported under U.S. GAAP. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-U.S. GAAP Financial Measures and KPIs to the most comparable U.S. GAAP measure below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-U.S. GAAP Financial Measures and KPIs in conjunction with the most directly comparable U.S. GAAP financial measure.

For more information on these non-GAAP financial measures and KPIs, please see the sections titled "Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput", "Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations", and "Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage", at the end of this presentation.

VERTEX

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2024 YTD HIGHLIGHTS 4 Continued Excellence in Safety • Mobile Refinery has achieved two years without any OSHA Recordable Injuries, while legacy refining operations have maintained more than a year with zero OSHA recordables. Strengthening Conventional Business • Significant margin improvements in Q1 2024 • Following successful maintenance in Q1, the Mobile facility is well positioned to operate more efficiently in Q2 and Q3 • Aligns with an expected increase in demand during the driving season Advancements in Commercial Strategy • Improvement in targeted netback opportunities for both conventional and renewable products • Completed all pathway approvals for renewable feedstocks and secured direct offtake agreements for jet fuel • These milestones are critical components to enhance margins, expected to position the business to capitalize on future market opportunities effectively and efficiently Production Pause and Pivot for the Company’s Renewable Business • Optimizing the Mobile Refinery hydrocracker capacity from renewable diesel to conventional fuels • Opportunity to optimize hydrocracker production in conventional service while maintaining the proven renewable diesel production flexibility when market conditions warrant

COMPANY PERFORMANCE SUMMARY

First Quarter 2024

1Q24 Performance Indicators

Key Performance Indicators ($/MM)

	1Q24	4Q23	% Q / Q
Total Gross Profit	$35.1	($6.9)	*(611%)*
GAAP Net Income	(17.7)	(63.9)	*(72%)*
Adjusted EBITDA[1]	18.6	(35.1)	*(153%)*
Total Cash & Equivalents	65.7	80.6	*(18%)*
Net Long-Term Debt[2]	218.5	205.5	*6%*
Net Leverage[3]	246.4x	12.0x	*1954%*

1Q24 Performance Summary

Key Takeaways

- Continued safe operation of the Mobile Refinery with Q12024 conventional throughput of 64,065 barrels per day (bpd), above the high end of guidance
- Reduced net loss attributable to the Company to ($17.7) million, or ($0.19) per fully-diluted share compared to ($63.9) million in Q4 2023
- Increased Adjusted EBITDA by 153% to $18.6 million driven by 28% improvement in crack spreads compared to Q4 2023
- Decreased direct operating expense by 11% and capital expenditures by 29% compared to previous guidance midpoints
- Achieved renewable diesel throughput of 4,090 bpd, in line with previous guidance
- Reported total cash and cash equivalents of $65.7 million, including restricted cash of $3.6 million

1. *A full-reconciliation of GAAP to Non-GAAP metrics is provided in the appendix of this presentation*
2. *Net debt defined as total long-term debt outstanding less cash and equivalents*
3. *Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA*

* *Total cash & equivalents, Net long-term debt, and net leverage stated as of 03/31/2024 & 12/31/2023, respectively*

VERTEX.

5

MOBILE REFINERY PERFORMANCE

First Quarter 2024

Mobile Performance Indicators

Conventional Fuels Refinery	4Q23	TTM	1Q24
Total Throughput (bpd)	67,083	71,922	64,065
Total Throughput (MMbbl)	6.17	26.32	5.83
Conventional Facility Capacity Utilization [1]	89.4%	95.9%	85.4%
Direct Opex Per Barrel ($/bbl)	$2.46	$2.74	$2.75
Fuel Gross Margin ($/MM)	$29.6	$288.5	$73.6
Fuel Gross Margin Per Barrel *($/bbl)*	$4.79	$10.96	$12.63
Production Yield			
Gasoline (bpd)	17,826	17,388	14,678
% Production	*25.9%*	*24.0%*	*22.9%*
ULSD (bpd)	14,510	15,014	13,441
% Production	*21.1%*	*21.6%*	*21.0%*
Jet (bpd)	12,937	13,735	12,595
% Production	*18.8%*	*19.8%*	*19.6%*
Total Finished Fuel Products	***45,273***	***46,137***	***40,714***
% Production	***65.9%***	***63.7%***	***63.5%***
Other[2]	23,457	26,300	23,428
% Production	*34.1%*	*37.9%*	*36.5%*
Total Production (bpd)	68,730	72,437	64,142
Total Production (MMbbl)	6.32	26.51	5.84

Renewable Fuels Refinery	4Q23	TTM	1Q24
Total Renewable Throughput (bpd)	3,926	3,980	4,090
Total Renewable Throughput (MMbbl)	0.36	1.46	0.37
Renewable Diesel Facility Capacity Utilization [3]	49.1%	49.8%	51.1%
Direct Opex Per Barrel ($/bbl)	$27.32	$25.93	$25.20
Renewable Fuel Gross Margin	$4.4	$7.5	$3.8
Renewable Fuel Gross Margin Per Barrel *($/bbl)*	$12.11	$5.13	$10.29
Renewable Diesel Production (bpd)	3,786	3,822	4,003
Renewable Diesel Production (MMbbl)	0.35	1.40	0.36
Renewable Diesel Production Yield (%)	96.4%	96.0%	97.9%

Mobile Performance Summary

Key Takeaways

- Operated at 85% conventional capacity utilization in 1Q24, with total crude throughput of 64,065 barrels per day (bpd). This was lower due to planned maintenance in the quarter.
- Conventional fuel business operations generated $73.6 million or $12.63 per barrel of fuel gross margin before RIN expense, depreciation and operating expenses in cost of sales in 1Q24.
- Direct operating expense per barrel (total combined) of $4.10 in 1Q24, below the low end of forecast, driven by increasing cost efficiencies from smooth consistent operations.
- Operated at 51.1% renewable fuels capacity utilization in 1Q24, with total throughput of 4,090 barrels per day (bpd) and production yield of 97.9%.
- Renewable fuels business operations generated $3.8 million or $10.29 per barrel of fuel gross margin in 1Q24.

1.) Assumes 75,000 barrels per day of conventional operational capacity
2.) Other includes naphtha, intermediates, and LPG
3.) Assumes 8,000 barrels per day of renewable fuels operational capacity

VERTEX.

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Future Curves Remain Backwardated 7 MACRO ECONOMIC INDICATORS 4Q25 3Q25 2Q25 1Q25 4Q24 3Q24 2Q24 1Q24 4Q23 $1.95 $2.19 $2.27 $2.08 $2.04 $2.30 $2.38 $2.45 $2.33 Gasoline ($/gal) $2.31 $2.39 $2.39 $2.40 $2.40 $2.43 $2.45 $2.44 $2.90 ULSD ($/gal) $71.70 $72.64 $73.72 $74.92 $76.30 $77.72 $80.62 $76.05 $77.63 WTI Crude ($/ Bbl ) Source: Argus as of 5/6/2024 ► Conventional refined fuels demand remains strong ► Distillate inventory levels remain below 5 - year average, gasoline inventory levels building ► Production levels in - line with historical averages ► Crude Futures Curve Remains Backwardated $1.00 $1.20 $1.40 $1.60 $1.80 $2.00 $2.20 $2.40 $2.60 $2.80 $3.00 Monthly Gasoline Pricing $/gal

BALANCE SHEET UPDATE Streamlining Of Balance Sheet Remains a Priority 8 Outstanding Debt Details ($/MM) Debt Maturity Schedule ($/MM) ► Current total long - term debt $284.3 million ► Current cash & equivalents $65.7 million ► Net long - term debt = $218.5 million ► Amended term loan provided an additional $50 million of liquidity before year end to ensure adequate financial flexibility to fund operations through duration of strategic assessment process * See "Non - GAAP Financial Measures and Key Performance Measures", in the appendix 1. Including restricted cash of $3.6 million 2. Net long - term debt defined as total long - term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA (see reconciliations to non - GAAP me asures at end of this presentation). Principal Maturity Coupon Instrument 15.2 2027 6.25% Senior Convertible Note 196.0 2025 17.25% Term Loan 2.6 2029 7.83% Promissory Note 68.1 - - Finance Lease Obligations 2.4 - - Other $284.3 Total 65.7 Cash & equivalents 1 $218.5 Net Long Term Debt 2 246.5x Net Leverage 3

Price Risk Management COMMERCIAL HIGHLIGHTS Focused on Risk Management 9 • Distillate margin strengthened during 1Q • Executed ULSD crack swaps for February and March, locking in high distillate crack values • Sold 375k bbls per month for February and March • Position hedged 83% of our planned diesel production • Weighted average fixed price of $29.84/ Bbl • Margins continued to rally during February before retreating in March, resulting in net profit and loss of - $129K Vertex’s Commercial Team Continues to Focus on Refined Product Netback Improvement and During Q1 2024 Executed New Jet Fuel Agreements Representing a Expected $10 MM in Annual Gross Margin Improvement

FINANCIAL AND OPERATING GUIDANCE

Second Quarter 2024 Outlook

Projected Financial Guidance

Second Quarter 2024

Conventional Fuels	*2Q 2024*	
Operational:	**Low**	**High**
Mobile Refinery Conventional Throughput Volume (Mbpd)	68.0	72.0
Capacity Utilization	*91%*	*96%*
Production Yield Profile:		
Percentage Finished Products [1]	64%	68%
Intermediate & Other Products [2]	36%	32%

Renewable Fuels	*2Q 2024*	
Operational:	**Low**	**High**
Mobile Refinery Renewable Throughput Volume (Mbpd)	2.0	4.0
Capacity Utilization	*25%*	*50%*
Production Yield	96%	98%
Yield Loss	4%	2%

Consolidated	*2Q 2024*	
Operational:	**Low**	**High**
Mobile Refinery Total Throughput Volume (Mbpd)	70.0	76.0
Capacity Utilization	*84%*	*92%*
Financial Guidance:		
Direct Operating Expense ($/bbl)	$4.11	$4.46
Capital Expenditures ($/MM)	$20.00	$25.00

1.) Finished products include gasoline, ULSD, and Jet A

2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)

Management Commentary

Second Quarter 2024

- For the second quarter 2024, the Company expects the Mobile Refinery to generate total throughput of between 68,000 and 72,000 bpd, reflecting between 91% and 96% total conventional facility capacity utilization.
- This is a meaningful increase in expected throughput and utilization due to no planned downtime in Q2 2024
- Higher throughput and utilization projections coincide with historical increased finished product demand heading into the summer
- Management expects 64% to 68% of its refined product output to be higher-value finished products such as gasoline, diesel and Jet fuel, with the remainder reflecting intermediate and other products
- Vertex expects direct operating expense per barrel for consolidated operations of between $4.11 and $4.46 per barrel in Q2 2024
- Vertex anticipates total consolidated capital expenditures of between $20 million and $25 million in the second quarter 2024, which includes a portion of the $10 million renewable conversion cost

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OUR STRATEGIC FOCUS 11 ASSET UTILIZATION • Flexible production at Mobile Refinery enhances long - term value • Continued strategic evaluation of opportunities aimed at driving Mobile Refinery profitability • Complementary assets in adjacent markets situated along the Gulf Coast MARGIN CAPITALIZATION • Mobile Refinery acts as a key regional supplier of conventional fuels • Renewable hydrocracker to be redeployed for conventional use • Redeployment is expected to increase conventional fuel margin opportunities RENEWABLE INVESTMENT • Demonstrated proven renewable fuel capabilities at the Mobile Refinery • Renewable investments enhance unit robustness in renewable or conventional service mode • CI pathway approvals expected to unlock margin opportunities STRENGTHEN BALANCE SHEET • Reduce total debt prioritizing high - interest term loan and remaining convertible notes • Term loan prepayment option began on October 1, 2023 • Evaluating alternatives for balance sheet improvement Staying loyal to our DNA as an energy transition company while continuing to run/operate our assets

STRATEGIC REDIRECTION Optimization of Hydrocracking Capacity from Renewables to Conventional Production 12 • During the second quarter of 2024, Vertex is pausing renewable fuels production and redirecting the hydrocracking unit to conventional fuels and products • The Company had a previously planned catalyst and maintenance turnaround scheduled for 2024, Vertex will perform a turnaround and load conventional catalyst, bringing the unit out of turnaround in conventional service • The total cost of about $10 million was previously budgeted as part of the planned catalyst and maintenance turnaround and does not represent a material change to our forecasted capital spend • During May, Vertex is running the remaining Company inventories of renewable feedstock, which should allow the Company to improve its working capital and margins in the second quarter from the renewable business • Opportunity to optimize hydrocracker production in conventional service while maintaining the proven renewable diesel production flexibility when market conditions warrant • Strategic priorities are to increase cash position, reduce operating costs, and improve margins; Vertex believes that this decision will help to accomplish all of these for the remainder of 2024 and into 2025

APPENDIX

NON - GAAP RECONCILIATION 14 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 37,508$ (10,462)$ 27,047$ Unrealized (gain) loss on hedging activities (555) 934 379 Inventory valuation adjustments 9,657 4,592 14,249 Adjusted gross margin 46,610$ (4,936)$ 41,674$ Variable production costs attributable to cost of revenues 25,651 6,846 32,497 Depreciation and amortization attributable to cost of revenues 2,558 3,932 6,490 RINs (857) - (857) Realized (gain) loss on hedging activities 2,577 (1,783) 794 Financing costs (172) 132 (40) Other revenues (2,719) (362) (3,081) Fuel gross margin 73,648$ 3,829$ 77,477$ Throughput (bpd) 64,065 4,090 68,155 Fuel gross margin per barrel of throughput $12.63 10.29$ $12.49 Total OPEX 16,061$ 9,382$ 25,443$ Operating expenses per barrel of throughput $2.75 25.21$ $4.10 Three Months Ended March 31, 2024

NON - GAAP RECONCILIATION 15 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 137,519$ (49,540)$ 87,979$ Unrealized (gain) loss on hedging activities 566 302 868 Inventory valuation adjustments 15,236 6,638 21,874 Adjusted gross margin 153,321$ (42,600)$ 110,721$ Variable production costs attributable to cost of revenues 100,954 39,378 140,332 Depreciation and amortization attributable to cost of revenues 11,383 13,267 24,650 RINs 38,273 - 38,273 Realized (gain) loss on hedging activities 530 (1,681) (1,151) Financing costs 3,502 552 4,054 Other revenues (19,494) (1,437) (20,931) Fuel gross margin 288,469$ 7,479$ 295,948$ Throughput (bpd) 71,922 3,980 75,901 Fuel gross margin per barrel of throughput $10.96 5.13$ $10.65 Total OPEX 72,242$ 37,771$ 110,013$ Operating expenses per barrel of throughput $2.74 25.93$ $3.96 Twelve Months Ended March 31, 2024

NON - GAAP RECONCILIATION 16 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Conventional Renewable Net income (loss) $ 17,535 $ (22,157) $ 442 $ (4,180) $ 990 $ (14,664) $ (17,854) Depreciation and amortization 3,330 3,953 51 7,334 1,717 239 9,290 Income tax expense (benefit) - - - - - - - Interest expense 2,455 2,292 - 4,747 96 12,840 17,683 EBITDA $ 23,320 $ (15,912) $ 493 $ 7,901 $ 2,803 $ (1,585) $ 9,119 Unrealized (gain) loss on hedging activities (555) 934 20 399 46 - 445 Inventory valuation adjustments 9,657 4,592 - 14,249 - - 14,249 Gain on change in value of derivative warrant liability - - - - - (6,658) (6,658) Stock-based compensation - - - - - 430 430 (Gain) loss on sale of assets 685 - - 685 5 1 691 Other - - - - 354 4 358 Adjusted EBITDA $ 33,107 $ (10,386) $ 513 $ 23,234 $ 3,208 $ (7,808) $ 18,634 Three Months Ended March 31, 2024 Mobile Refinery Legacy Refining & Marketing Corporate Consolidated Total Refining & Marketing Black Oil and Recovery

NON - GAAP RECONCILIATION 17 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Conventional Renewable Net income (loss) $ (11,112) $ (30,266) $ (2,424) $ (43,801) $ (1,670) $ (18,395) $ (63,865) Depreciation and amortization 3,252 4,017 313 7,582 1,476 167 9,225 Income tax expense (benefit) - - - - (517) 2,060 1,543 Interest expense 2,473 2,820 - 5,293 62 10,675 16,029 EBITDA $ (5,387) $ (23,429) $ (2,111) $ (30,926) $ (649) $ (5,493) $ (37,068) Unrealized (gain) loss on hedging activities 4,892 77 (7) 4,962 19 - 4,981 Inventory valuation adjustments (3,400) 2,152 - (1,248) - - (1,248) Gain on change in value of derivative warrant liability - - - - - (2,956) (2,956) Stock-based compensation - - - - - 783 783 (Gain) loss on sale of assets - - - - - 3 3 Other - - - - 389 (1) 388 Adjusted EBITDA $ (3,895) $ (21,200) $ (2,118) $ (27,212) $ (241) $ (7,664) $ (35,117) Corporate Consolidated Three Months Ended December 31, 2023 Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil and Recovery

NON - GAAP RECONCILIATION 18 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Conventional Renewable Net income (loss) $ 49,932 $ (94,694) $ (4,782) $ (49,544) $ 48,246 $ (142,343) $ (143,641) Depreciation and amortization 14,387 13,343 932 28,662 5,700 740 35,102 Income tax expense (benefit) - - - - 18,682 (32,144) (13,462) Interest expense 11,656 7,307 - 18,963 227 105,583 124,773 EBITDA $ 75,975 $ (74,044) $ (3,850) $ (1,919) $ 72,855 $ (68,164) $ 2,772 Unrealized (gain) loss on hedging activities 566 302 (2) 866 (418) - 448 Inventory valuation adjustments 15,236 6,638 - 21,874 - - 21,874 Gain on change in value of derivative warrant liability - - - - - (23,835) (23,835) Stock-based compensation - - - - - 2,350 2,350 (Gain) loss on sale of assets 685 - - 685 (69,224) 66,093 (2,446) Other - - - - (241) (35) (276) Adjusted EBITDA $ 92,462 $ (67,104) $ (3,852) $ 21,506 $ 2,972 $ (23,591) $ 887 Twelve Months Ended March 31, 2024 Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated

NON - GAAP RECONCILIATION 19 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands March 31, 2024 March 31, 2023 March 31, 2024 March 31, 2023 Net income (loss) $ (17,854) $ 53,813 $ (143,641) $ 56,619 Depreciation and amortization 9,290 5,498 35,102 22,527 Income tax expense (benefit) - 18,759 (13,462) 16,269 Interest expense 17,683 12,477 124,773 88,192 EBITDA $ 9,119 $ 90,547 $ 2,772 $ 183,607 Unrealized (gain) loss on hedging activities 445 (255) 448 (133) Inventory valuation adjustments 14,249 (1,532) 21,874 49,234 Gain on change in value of derivative warrant liability (6,658) 9,185 (23,835) (2,215) Stock-based compensation 430 365 2,350 1,689 (Gain) loss on sale of assets 691 (67,741) (2,446) (67,325) Acquisition costs - 4,308 - 16,275 Environmental clean-up reserve - - - 1,428 Other 358 0 (276) 280 Adjusted EBITDA $ 18,634 $ 34,877 $ 887 $ 182,841 Three Months Ended Twelve Months Ended

NON - GAAP RECONCILIATION 20 Unaudited Reconciliation of Long - Term Debt to Net Long - Term Debt and Net Leverage In thousands March 31, 2024 March 31, 2023 December 31, 2023 Long-Term Debt: Senior Convertible Note $ 15,230 $ 95,178 $ 15,230 Term Loan 2025 195,950 152,138 195,950 Promissory Note 2,612 - - Finance lease liability long-term 65,576 59,325 66,206 Finance lease liability short-term 2,497 1,916 2,435 Insurance premiums financed 2,399 1,359 6,237 Long-Term Debt and Lease Obligations $ 284,264 $ 309,916 $ 286,058 Unamortized discount and deferred financing costs (25,893) (77,596) (30,354) Long-Term Debt and Lease Obligations per Balance Sheet 258,371$ 232,320$ 255,704$ Cash and Cash Equivalents (62,140) (86,689) (76,967) Restricted Cash (3,609) (8,429) (3,606) Total Cash and Cash Equivalents $ (65,749) $ (95,118) $ (80,573) Net Long-Term Debt 218,515$ 214,798$ 205,485$ Adjusted EBITDA $ 887 $ 182,898 $ 17,130 Net Leverage 246.4x 1.2x 12.0x As of Note: Net Leverage is calculated using trailing twelve months Adjusted EBITDA